EXHIBIT 99.1

Appendix 4C

Quarter Ended 31 December 2015

San Diego, California and Sydney, Australia (Friday, 29 January 2016, AEDT) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 December 2015. The Appendix 4C is unaudited.

Fourth Quarter Highlights

During the fourth quarter of 2015, the Company’s operating activities continued to focus on the clinical study of its Fantom scaffold. In addition to announcing the enrollment of 110 patients on 30 September 2015, the Company also presented preliminary clinical data on Fantom at the Transcatheter Cardiovascular Therapeutics (“TCT”) conference in October, which was being held in San Francisco. Fantom is a bioresorbable drug-eluting scaffold that utilizes REVA’s advanced proprietary polymer to allow thinner strut thickness and enhanced deliverability, while offering its unique property of being visible under x-ray.

The enrollment of the first 110 patients in the FANTOM II trial marked a milestone for the Company in its goal to commercialize Fantom. These patients will undergo an imaging assessment at six months; this data is planned to be collected in the second quarter and used in a CE Mark application in the third quarter of this year. If approved, the CE Mark would allow REVA to sell in Europe and other countries that recognize the CE Mark. In addition to this first set of patients, the Company began enrolling a second set of 110 patients during the fourth quarter of 2015, with completion of enrollment expected early in the second quarter of this year, for total enrollment of at least 220 patients. Data from this second set of patients will be used for market support and other commercial purposes.

The clinical data presented at the TCT conference included the complete data set from the FANTOM I study of seven patients; this data showed perfect procedural success and very good safety results with no major adverse cardiac events (“MACE”) through six months. The interim data presented on FANTOM II also showed very good procedural success and low MACE rates for the limited data available. Both sets of study results confirmed sustained restoration of blood flow. Subsequent to the end of the fourth quarter, at the J.P. Morgan Healthcare conference in January 2016, the Company presented updated data on both Fantom clinical studies. The updated data showed continued safety with low MACE rates. The next planned release of clinical data will be at the Paris Course on Revascularization in May.

In addition to the clinical progress during the fourth quarter, the Company’s technical team continued producing scaffolds to support clinical enrollments and continued testing and assembling processes work to support the scale-up of manufacturing for commercialization. As announced earlier this month and supporting the goal of commercialization, the Company hired Mr. Richard Kimes as Sr. Vice President of Operations. Mr. Kimes has over 25 years of experience in the medical device industry with companies that include Volcano Corporation, Guidant Corporation, Elixir Medical Corporation, and mNemoscience GmbH.

__________________________________________________________________________________________

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

Early in the fourth quarter, on 1 October 2015, the Company announced receipt of US$9,506,000 cash proceeds from the issuance of 4,375,000 shares of common stock upon the exercise of warrants. The warrants had been issued under the convertible note financing on 14 November 2014. Following this exercise, a total of 4,375,000 warrants remain outstanding with an exercise value of US$11,407,000; the Company is currently pursuing exercise of these remaining warrants.

Appendix 4C

As of 31 December 2015, the Company’s cash balance was US$16,895,000. The current quarter end cash balance reflects an increase of US$5,050,000 from the 30 September 2015 quarter end balance of US$11,845,000. This increase reflects the receipt of US$9,506,000 in warrant exercise proceeds, US$347,000 in employee plan option exercise proceeds, and US$497,000 from maturing certificates of deposit investment. These receipts were offset by US$5,205,000 in disbursements related to normal operating activities and capital equipment purchases of US$95,000.

The Company currently plans to lodge its Appendix 4E Preliminary Final Report with the Australian Securities Exchange on or before the due date of 29 February 2016 and file its Form 10-K Annual Report, including audited financial statements, with the U.S. Securities and Exchange Commission on or before the due date of 15 March 2016.

About REVA

REVA is a clinical stage medical device company located in San Diego, California, USA, that is working to commercialize its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial product, the Fantom® scaffold, has been designed to offer an ideal balance of thinness and strength and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, recruit and retain our key personnel, and estimates regarding our capital requirements and financial performance. You should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 30, 2015, and as may be updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

__________________________________________________________________________________________

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 December 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for(a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(1,891) 0 (2,692) 0 (625)	(7,589) 0 (9,248) 0 (2,262)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	3	9
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(5,205)	(19,090)

+ See chapter 19 for defined terms.

17/12/2010Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current Quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(5,205)	(19,090)
	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 (95) 0	0 0 0 (850) 0
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 0 0	0 0 0 0 0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: Maturities of Certificates of Deposit	497	995
	Net investing cash flows	402	145
1.14	Total operating and investing cash flows	(4,803)	(18,945)
	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	9,853	10,076
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	0	(50)
	Net financing cash flows	9,853	10,026
	Net increase (decrease) in cash held	5,050	(8,919)
1.21	Cash at beginning of quarter/year to date	11,845	25,814
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	16,895	16,895

+ See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current Quarter (Q4) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2	172
1.25	Aggregate amount of loans to the parties included in item 1.11	0
1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors) 19 U.S/British Director fees (4 non-executive directors) 50 U.S. Director severance (following termination as CEO) 103

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows
N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest
N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q4) $’000 USD	Previous Quarter (Q3) $’000 USD
4.1	Cash on hand and at bank	30	41
4.2	Deposits at call (including time deposits)	16,865	11,804
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	16,895	11,845

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1

This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here: …./s/ Katrina L. Thompson…......................	Date: 29 January 2016

(Chief Financial Officer/Company Secretary)

Print name:  Katrina L. Thompson

+ See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.

The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.

Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5